UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2023, Venus Concept Inc. (the “Company”) announced the separation of Soeren Maor Sinay as Chief Operating Officer (“COO”), effective March 6, 2023.

On March 1, 2023, Mr. Sinay and Venus Concept UK Limited (“Venus”) entered into a Settlement Agreement (the “Settlement”). Pursuant to the terms of the Settlement, Mr. Sinay is entitled to receive, in connection with his separation, an aggregate total of £315,418.77 in accordance with the payment schedule set forth in the Settlement, consisting of (i) a separation payment of £30,000.00 on or before April 21, 2023, (ii) £25,385.00, representing five (5) weeks’ pay in lieu of notice (the “Payment in Lieu”) on or before April 21, 2023, (iii) £23,018.77, representing outstanding vacation pay for twenty-two and 67/100 (22.67) accrued but unused vacation days (the “Vacation Payment”) on or before April 21, 2023, and (iv) a settlement payment of £233,615.00 on or before May 19, 2023. The Payment in Lieu and Vacation Payment are subject to applicable withholdings and deductions. Further, the Company shall pay to Mr. Sinay his pro-rated entitlement of the Company’s annual executive discretionary bonus program for the fourth quarter of fiscal year 2022 if such bonuses are approved by the Company’s board of directors.

In addition, Mr. Sinay’s granted and unvested options, including Restricted Stock Units granted in March 2022, will continue to vest in the regular course per the vesting schedule of the respective grant until June 15, 2024 (the “Final Vesting Date”). Mr. Sinay will have ninety (90) days from the Final Vesting Date to exercise any vested but unexercised options. Venus will also contribute £3,400 toward Mr. Sinay’s personal pension and £2,000 in respect of Mr. Sinay’s legal and accounting fees incurred in connection with the Settlement.

The Settlement provides for a general waiver and release of claims in favor of the Company and its affiliates and other customary provisions, including indemnification, non-disclosure and confidentiality provisions.

The Settlement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of the Settlement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, by and between Soeren Maor Sinay and Venus Concept UK Limited, dated March 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: March 7, 2023	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer